
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS                   3-MOS                   3-MOS                   YEAR
<FISCAL-YEAR-END>                          JAN-30-1999             JAN-30-1999             JAN-30-1999             JAN-31-1998
<PERIOD-START>                             FEB-01-1998             MAY-03-1998             AUG-02-1998             FEB-02-1997
<PERIOD-END>                               MAY-02-1998             AUG-01-1998             OCT-31-1998             JAN-31-1998
<CASH>                                             179                     281                     164                     142
<SECURITIES>                                         0                       0                       0                       0
<RECEIVABLES>                                    2,446                   2,111                   2,107                   2,640
<ALLOWANCES>                                         0                       0                       0                       0
<INVENTORY>                                      3,336                   3,361                   4,322                   3,239
<CURRENT-ASSETS>                                 6,128<F1>               5,976<F6>               6,818<F10>              6,194<F14>
<PP&E>                                           6,422                   6,381                   6,406                   6,520
<DEPRECIATION>                                       0                       0                       0                       0
<TOTAL-ASSETS>                                  13,553<F2>              13,351<F7>              14,217<F11>             13,738<F15>
<CURRENT-LIABILITIES>                            2,756                   2,618                   3,719                   3,060
<BONDS>                                          3,920                   3,890                   3,549                   3,919
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                          0                       0                       0                       0
<COMMON>                                             0                       0                       0                       0
<OTHER-SE>                                           0                       0                       0                       0
<TOTAL-LIABILITY-AND-EQUITY>                    13,553<F3>              13,351<F8>              14,217<F12>             13,738<F16>
<SALES>                                          3,357<F4>               3,426<F4>               3,548<F4>              15,220<F4>
<TOTAL-REVENUES>                                     0                       0                       0                       0
<CGS>                                                0                       0                       0                       0
<TOTAL-COSTS>                                    2,022<F4>               2,017<F4>               2,145<F4>               9,200<F4>
<OTHER-EXPENSES>                                 1,154<F4>               1,142<F4>               1,146<F4>               4,679<F4>
<LOSS-PROVISION>                                     0                       0                       0                       0
<INTEREST-EXPENSE>                                  83                      76                      74                     418
<INCOME-PRETAX>                                    104<F5>                  193<F9>                185<F13>                958<F17>
<INCOME-TAX>                                        44                      86                      75                     383
<INCOME-CONTINUING>                                  0                       0                       0                       0
<DISCONTINUED>                                       0                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                    (23)                    (39)
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                        60                     107                      87                     536
<EPS-BASIC>                                       0.29                    0.51                    0.42                    2.56
<EPS-DILUTED>                                     0.27                    0.47                    0.40                    2.41

<F1>Includes the following:
     Supplies and prepaid expenses                 105
     Deferred income tax assets                     62
<F1>Includes the following:
     Intangible assets - net                       684
     Other assets                                  319
<F3>Includes the following:
     Deferred income taxes                         975
     Other liabilities                             557
     Shareholders' Equity                        5,345
<F4>Restated for leased department accounting.
<F5>Includes the following:
      Interest income                                6
<F6>Includes the following:
     Supplies and prepaid expenses                 118
     Deferred income tax assets                    105
<F7>Includes the following:
     Intangible assets - net                       677
     Other assets                                  317
<F8>Includes the following:
     Deferred income taxes                         977
     Other liabilities                             557
     Shareholders' Equity                        5,309
<F9>Includes the following:
     Interest income                                 2
<F10>Includes the following:
     Supplies and prepaid expenses                 120
     Deferred income tax assets                    105
<F11>Includes the following:
     Intangible assets - net                       670
     Other assets                                  323
<F12>Includes the following:
     Deferred income taxes                       1,024
     Other liabilities                             557
     Shareholders' Equity                        5,368
<F13>Includes the following:
     Interest Income                                 2
<F14>Includes the following:
      Supplies and prepaid expenses                115
      Deferred income tax assets                    58
<F15>Includes the following:
     Intangible assets - net                       690
     Other assets                                  334
<F16>Includes the following:
     Deferred income taxes                         939
     Other liabilities                             564
     Shareholders' Equity                        5,256
<F17>Includes the following:
     Interest Income                                35

